CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 19, 2009, relating to the financial statements and financial highlights which appears in the March 31, 2009 Annual Report to Shareholders of Old Mutual Funds II, which is also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
August 27, 2009